UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2018

CHEROKEE INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1‑18640	95‑4182437
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (818) 908-9868

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01   Entry into Material Definitive Agreement.

On August 3, 2018, Cherokee Inc. (the “Company”) entered into a senior secured credit facility with Gordon Brothers Finance Company (“Gordon Brothers”), as administrative agent and collateral agent for the lenders from time to time party thereto (such credit facility, the “Gordon Brothers Credit Facility”), pursuant to which the Company borrowed $40.0 million under a term loan facility. Also on August 3, 2018, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with (i) Jess Ravich, a member of the Company’s Board of Directors, (ii) Henry Stupp, the Company’s Chief executive Officer and a member of the Board, and (iii) Cove Street Capital Small Cap Value Fund and Cove Street Capital, in its capacity as investment advisor to Square Deal Growth, LLC (together, such funds are referred to hereinafter as “Cove Street”), the Company’s largest stockholder.  Under the Exchange Agreement, the former junior participants under the Company’s credit facility with Cerberus Business Finance, LLC (the “Cerberus Facility”) exchanged such junior participation interests (together with approximately $2.0 million of additional cash consideration provided by Cove Street) for new Subordinated Exchange Notes in an aggregate principal amount of $13.5 million (the “Junior Notes”).  The borrowings under the Gordon Brothers Credit Facility together with the exchange under the Exchange Agreement resulted in the repayment of all amounts due under the Cerberus Facility, which was terminated in full as a result of such repayment, as described in Item 1.02 below. The Company expects to use the remaining borrowings under the Gordon Brothers Credit Facility and the additional funds provided under the Exchange Agreement for general working capital.

The Gordon Brothers Credit Facility is secured by a first priority lien on, and security in, substantially all of the assets of Company and its subsidiaries, is guaranteed by the Company’s subsidiaries, and has a three-year term. The Gordon Brothers Credit Facility bears interest at a rate per annum equal to LIBOR plus the applicable margin of 8.75%, subject to a rate floor. Borrowings under the Gordon Brothers Credit Facility are subject to certain maintenance and other fees as set forth therein. The terms of the Gordon Brothers Credit Facility include financial covenants that set financial standards the Company will be required to maintain and operating covenants that impose various restrictions and obligations regarding the operation of the Company’s business, including covenants that require the Company to obtain Gordon Brothers’ consent before the Company can take certain specified actions. Events of default under the Gordon Brothers Credit Facility include, among others, the following: any failure to make payments thereunder when due; the occurrence of certain bankruptcy events; any failure by the Company to maintain agreed borrowing base levels; any failure by the Company to achieve certain EBITDA targets; the Company or any of its subsidiaries ceases to conduct any material part of their respective businesses; the imposition of penalties, remedies or liabilities on the Company or its subsidiaries in connection with certain criminal or regulatory actions or proceedings; and the occurrence of a change of control of the Company. If an event of default under the Gordon Brothers Credit Facility occurs, subject to certain cure periods for certain events of default, Gordon Brothers would have the right to terminate its obligations thereunder, declare all or any portion of the borrowed amounts then outstanding to be accelerated and due and payable, and/or exercise any other rights or remedies it may have under applicable law, including foreclosing on the Company’s and/or its subsidiaries assets that serve as collateral for the borrowed amounts.

The Junior Notes are secured by a second priority lien on, and security in, substantially all of the assets of Company and its subsidiaries, are guaranteed by the Company’s subsidiaries, and have a three-year term.  The Junior Notes are junior in rights of payment and priority to the Gordon Brothers Credit Facility but otherwise have economic terms substantially similar to those contained in the Gordon Brothers Credit Facility.

On August 3, 2018, in connection with the closing under the Gordon Brothers Credit Facility the Company issued warrants to purchase shares of the Company’s common stock (“Senior Warrants”) to lenders under the Gordon Brothers Credit Facility.  The Senior Warrants grant the lenders the right to purchase up to 1,192,997 shares of the Company’s common stock at an exercise price of $0.45 per share, subject to certain adjustments as set forth therein.  In connection with the issuance of the Senior Warrants, the Company and the lenders also entered into a registration rights agreement under which the Company agreed to register for resale on a Form S-3 the shares issuable under the Senior Warrants.

On August 3, 2018, in connection with the closing under the Exchange Agreement, the Company issued warrants to purchase shares of the Company’s common stock (the “Junior Warrants”, and, together with the Senior Warrants, the “Warrants”) to Cove Street and Mr. Ravich.  The Junior Warrants grant Cove Street the right to purchase up to 1,245,000 shares of the Company’s common stock at an exercise price of $0.50 per share, subject to certain adjustments as set forth therein.  The Junior Warrants grant Mr. Ravich the right to purchase up to 355,000 shares of the Company’s common stock at an exercise price of $0.50 per share, subject to certain adjustments as set forth therein.  In connection with the issuance of the Junior Warrants, the Company, Cove Street and Mr. Ravich also entered into a registration rights agreement under which the Company agreed to register for resale on a Form S-3 the shares issuable under the Junior Warrants.

Neither the Warrants nor the securities issuable upon exercise thereof have been registered under the Securities Act of 1933 (“Securities Act”), or state securities laws, and may not be offered or sold in the United States without being registered with the Securities and Exchange Commission or through an applicable exemption from such registration requirements. The Company relied on the exemption from registration contained in Section 4(a)(2) of the Securities Act in connection with the issuance of the Warrants because it did not involve any public offering of securities based on the following facts: no underwriters, underwriting discounts or commissions were involved in the issuance; no general solicitation was used; the recipients of the securities represented their intention to acquire the securities for investment purposes only and not with a view to, or for the resale in connection with, any distribution thereof; the recipients of the securities represented that they are accredited investors and have acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire the securities; and all of the securities were or will be issued as restricted securities for purposes of the Securities Act. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Warrants or the securities issuable upon exercise of the Warrants.

* * * * *

The descriptions of the Gordon Brothers Credit Facility, the Exchange Agreement, the Junior Notes, the Warrants and the registration rights agreements set forth in this Current Report on Form 8-K are intended to be summaries and do not purport to be complete. As a result, such descriptions are subject to, and qualified in their entirety by reference to, the applicable documents to be filed as exhibits to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the fiscal quarter ending August 4, 2018.

Item 1.02   Termination of a Material Definitive Agreement.

Termination of Cerberus Facility

As disclosed under Item 1.01 above, on August 3, 2018, the Company repaid all amounts then owed under the Cerberus Facility. In connection with such repayment, the Cerberus Facility, together with all term notes and a revolving line of credit issued thereunder, was terminated and cancelled in full.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure regarding the Gordon Brothers Credit Facility, the Exchange Agreement and the Junior Notes under Item 1.01 above, which is incorporated herein by this reference.

Item 3.02   Unregistered Sales of Equity Securities

Reference is made to the disclosure regarding the Warrants under Item 1.01 above, which is incorporated herein by this reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of Cherokee Inc., dated August 6, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

Dated: August 8, 2018	/s/ Steven L. Brink
Steven L. Brink
Chief Financial Officer